As filed with the Securities and Exchange Commission on May 13, 2003

FILE NO. 333-________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SUPERCONDUCTOR TECHNOLOGIES INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	77-0158076 (I.R.S. Employer Identification No.)

460 WARD DRIVE, SANTA BARBARA, CALIFORNIA 93111-2310
(Address of Principal Executive Offices) (Zip Code)

1999 STOCK OPTION PLAN
(Full Title of the Plan)

With a copy to:
M. PETER THOMAS PRESIDENT AND CHIEF EXECUTIVE OFFICER 460 WARD DRIVE SANTA BARBARA, CALIFORNIA 93111-2310	DANIEL G. CHRISTOPHER, ESQ. GUTH|CHRISTOPHER, LLP 10866 WILSHIRE BOULEVARD, SUITE 1250 LOS ANGELES, CALIFORNIA 90024

(Name and Address of Agent for Service)

(805) 690-4500 (310) 234-6922
(Telephone Number, Including Area Code,
of Agent For Service)

CALCULATION OF REGISTRATION FEE

		PROPOSED	PROPOSED
TITLE OF		MAXIMUM	MAXIMUM
SECURITIES	AMOUNT	OFFERING	AGGREGATE	AMOUNT OF
TO BE	TO BE	PRICE PER	OFFERING	REGISTRATION
REGISTERED	REGISTERED(1)	SHARE(2)	PRICE	FEE

Common Stock, $.001 par value	600,000	$2.785_	$1,671,000	$135.18

(1)	Plus such additional number of shares as may be required pursuant to the terms of the 1999 Stock Option Plan, in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock. The shares of Common Stock to be registered relates to an automatic increase in the number of shares covered by the 1999 Stock Option Plan.

(2)	The Proposed Maximum Offering Price per Share was estimated pursuant to Rule 457(c) whereby the per share price was determined by reference to the average between the high and low price reported in the Nasdaq National Market on May 9, 2003 which average was $2.785_.

ITEM 8. EXHIBITS.
ITEM 9. UNDERTAKINGS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.2

     THE INFORMATION REQUIRED BY PART I AND PART II IS INCORPORATED BY REFERENCE TO THE REGISTRANT’S REGISTRATION STATEMENT ON FORM S-8 FILE NO. 333-56606 PURSUANT TO INSTRUCTION E TO FORM S-8.

ITEM 8. EXHIBITS.

EXHIBIT NO.	DESCRIPTION

4.1	Specimen of Common Stock Certificate (1)
4.2	1999 Stock Option Plan (including form of Option Agreement)(1)
5.1	Legal Opinion of Guth|CHRISTOPHER LLP
23.1	Consent of Guth|CHRISTOPHER LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (File. No. 33-56714).

ITEM 9. UNDERTAKINGS.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonably grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California, on this 13th day of May, 2003.

SUPERCONDUCTOR TECHNOLOGIES INC

By:	/s/ M. Peter Thomas

M. Peter Thomas President and Chief Executive Officer

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints M. Peter Thomas and Martin S. McDermut as attorneys-in-fact, with power of substitution, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ M. Peter Thomas M. Peter Thomas	President, Chief Executive Officer and Director (Principal Executive Officer)	May 13, 2003

/s/ Charles E. Shalvoy Charles E. Shalvoy	Executive Vice President, President of Conductus Subsidiary and Director	May 13, 2003

/s/ Martin S. McDermut Martin S. McDermut	Senior Vice President, Chief Financial Officer (Principal Financial Officer)	May 13, 2003

/s/ William J. Buchanan William J. Buchanan	Controller (Principal Accounting Officer)	May 13, 2003

/s/ H. Vaughan Blaxter, III H. Vaughan Blaxter, III	Director	May 13, 2003

/s/ Robert P. Caren Robert P. Caren	Director	May 13, 2003

/s/ E. Ray Cotten E. Ray Cotten	Director	May 13, 2003

/s/ Dennis J. Horowitz Dennis J. Horowitz	Director	May 13, 2003

/s/ Martin A. Kaplan Martin A. Kaplan	Director	May 13, 2003

Signature	Title	Date

/s/ John D. Lockton John D. Lockton	Chairman	May 13, 2003

/s/ Robert J. Majteles Robert J. Majteles	Director	May 13, 2003

/s/ Joseph C. Manzinger Joseph C. Manzinger	Director	May 13, 2003

/s/ J. Robert Schrieffer J. Robert Schrieffer	Director	May 13, 2003

/s/ David L. Short David L. Short	Director	May 13, 2003

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

4.1	Specimen of Common Stock Certificate (1)
4.2	1999 Stock Option Plan (including form of Option Agreement)(1)
5.1	Legal Opinion of Guth|CHRISTOPHER LLP
23.1	Consent of Guth|CHRISTOPHER LLP (included in Exhibit 5.1)
23.2	Consent of PricewaterhouseCoopers LLP

(1)	Incorporated by reference from the Registrant’s Registration Statement on Form S-1 (File. No. 33-56714).